CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Li3 Energy, Inc.
(formerly NanoDynamics Holdings, Inc.)
(An Exploration Stage Company)
San Isidro, Lima, Peru

We hereby consent to the inclusion in this Registration Statement on Form S-1 dated July 1, 2011 of our report dated October 27, 2010 relating to the consolidated financial statements for the year ended June 30, 2010 included in the Annual Report on Form 10-K/A of Li3 Energy, Inc. for the year ended June 30, 2010. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
July 1, 2011